UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2012

Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (608) 662-4700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 15, 2012,  Great Wolf Resorts, Inc. (the “Company”) issued a press release announcing that its Board of Directors has determined that the proposal submitted by affiliates of KSL Capital Partners Management III, LLC on April 15, 2012 to acquire all of the outstanding common stock of the Company (the “KSL Offer”) constitutes a Superior Proposal under the terms of the Agreement and Plan of Merger, dated as of March 12, 2012, by and among the Company, K-9 Acquisition, Inc. and K-9 Holdings, Inc. (the “Apollo Parties”), as amended on April 6, 2012  (the “Apollo Merger Agreement”).  In accordance with the terms of the Apollo Merger Agreement, the Company has provided written notice to the Apollo Parties that the Company is prepared to terminate the Apollo Merger Agreement subject to the Apollo Parties’ right to make adjustments, within three business days (prior to 11:59 pm New York City time on April 18, 2012), to the terms and conditions of the Apollo Merger Agreement so that it results in a transaction that is no less favorable to Great Wolf stockholders than the KSL Offer.  A copy of the press release is hereby incorporated by reference and attached hereto as Exhibit 99.1.

On April 16, 2012,  the Company  issued a press release in connection with its solicitation of consents.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release, issued April 15, 2012.

99.2	Press Release, issued April 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

By:	/s/ James A. Calder
Name:	James A. Calder
Title:	Chief Financial Officer

Date: April 16, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued April 15, 2012.

99.2	Press Release, issued April 16, 2012.